LEGAL PROCEEDINGS

Since October 2003
 Federated and related
entities collectively
Federated and various
 Federated funds Funds
 have been named as
 defendants in several
class action lawsuits
 now pending in the
United States District
 Court for the District
of Maryland The lawsuits
 were purportedly
 filed on behalf of
people who purchased
 owned andor redeemed
shares of Federatedsponsored
mutual funds during
specified periods beginning
November 1 1998 The suits
 are generally similar in
alleging that Federated
engaged in illegal and
 improper trading practices
including market timing
and late trading in
concert with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund
shareholders
These lawsuits began to be
 filed shortly after Federateds
 first public announcement that
 it had received
requests for information on
shareholder trading activities
in the Funds from the
SEC the Office of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced that
 it had reached final
 settlements with the SEC
and the NYAG with respect
to those matters Specifically
 the SEC and NYAG settled
proceedings against three
 Federated subsidiaries
 involving undisclosed market
 timing arrangements and
late trading The SEC made findings
that Federated Investment
Management Company FIMC
 an SECregistered investment
 adviser to
various Funds and Federated
Securities Corp an SECregistered
 brokerdealer and
distributor for the
Funds violated provisions
 of the Investment Advisers Act
 and Investment Company
Act by approving
but not disclosing three
market timing arrangements
 or the associated conflict
of interest between FIMC
and the funds involved in
 the arrangements either to
 other fund shareholders or
 to the funds board; and
that Federated Shareholder
Services Company formerly
 an SECregistered transfer
 agent failed to
prevent a customer and a
Federated employee from
late trading in violation
of provisions of the
Investment Company Act
 The NYAG found that such
 conduct violated provisions
of New York State
law Federated entered into
the settlements without
 admitting or denying the
 regulators findings As
Federated previously reported
 in 2004 it has already paid
 approximately 80 million to
 certain funds as
determined by an independent
 consultant As part of these
settlements Federated
agreed to pay
disgorgement and a civil
 money penalty in the
aggregate amount of an
additional 72 million
and among other things
agreed that it would not
serve as investment adviser
 to any registered
investment company
unless i at least 75 of
 the funds directors are
independent of Federated
ii the chairman of
each such fund is
independent of Federated
iii no action may be taken
 by the funds board or
 any committee
thereof unless approved
 by a majority of the
independent trustees of
the fund or committee
respectively and iv
the fund appoints a senior
 officer who reports to
the independent trustees
and is responsible for
monitoring compliance by
 the fund with applicable
laws and fiduciary duties
 and for managing the
process by which management
fees charged to a fund are
approved The settlements
are described in
Federateds announcement
which along with previous
 press releases and related
communications on
those matters is available
 in the About Us section of
 Federateds website at
FederatedInvestorscom
Federated and various Funds
 have also been named as
 defendants in several
additional lawsuits the
majority of which are now
pending in the United States
 District Court for the
 Western District of
Pennsylvania alleging among
 other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and the
 Funds and their respective
counsel are reviewing
the allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the
future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys fees and expenses and future potential similar suits is uncertain
Although we do not believe
that these lawsuits
 will have a
material adverse effect on
the Funds there can be no
 assurance that these suits
ongoing adverse publicity
andor other developments
resulting from the regulatory
 investigations will
not result in increased Fund
redemptions reduced sales
of Fund shares or other
adverse consequences for the Funds